                                                                  Exhibit (p)(5)

       APPENDIX C: MUTUAL FUND HOLDINGS DISCLOSURE POLICIES AND PROCEDURES

                              JANUS INVESTMENT FUND
                               JANUS ASPEN SERIES
                          JANUS CAPITAL MANAGEMENT LLC
             MUTUAL FUND HOLDINGS DISCLOSURE POLICIES AND PROCEDURES

I. APPLICABILITY AND STATEMENT OF POLICY

     Janus Capital Management LLC's ("Janus Capital"), Janus Investment Fund
(JIF), and Janus Aspen Series (JAS) (collectively, the "Trusts" and each series thereof, a "Fund") Mutual Fund Holdings Disclosure Policies and Procedures ("Policies and Procedures") apply to disclosure of the Funds' portfolio holdings to all persons, including, without limitation, individual investors, intermediaries, third-party distributors, consultants, service providers, data aggregators, Trustees of the Funds, and Janus Capital's and/or the Funds' affiliates.

     "Portfolio holdings" consists of at least a complete list of names of securities held by a Fund, or any subset thereof.

     The Policies and Procedures are designed to be in the best interests of the Funds, protect the confidentiality of the Funds' portfolio holdings and to permit disclosure of non-public portfolio holdings where such disclosure is consistent with the antifraud provisions of the federal securities laws and a Fund's or adviser's fiduciary duties.

     Information about open trades, strategies, and investment programs is proprietary information of Janus and may not be disclosed without the approval of Janus.

II. POLICIES AND PROCEDURES FOR PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS

          A. PUBLIC DISCLOSURE

          Portfolio holdings information shall be deemed "public" on the day information is filed with the Securities and Exchange Commission ("SEC") or the next day after it is posted to Janus Capital's website(s).

          B. PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS IN REGULATORY FILINGS

          Each Fund's complete holdings is required to be filed quarterly within 60 days of the end of each fiscal quarter and are available in the Annual Report and Semi-Annual Report to Fund shareholders and in the quarterly holdings report on Form N-Q (filed for first and third fiscal quarters. (The Trusts' filing schedule is listed in Schedule A.) Each Fund may at times be required to make additional or temporary filings with the SEC that may disclose all or part of a Fund's portfolio holdings. Electronic filings made on behalf of a Fund are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov. After electronic documents are filed with the SEC and made available on the SEC's website, information contained in these documents may be distributed to third parties without pre-approval.

           C. PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS (NON-REGULATORY)

          Janus Capital and the Trusts instituted procedures for the release of all non-regulatory disclosure of portfolio data, including the types of data and the manner in which it may be released. The following table describes policies and procedures with respect to disclosure of portfolio holdings information.

     TYPE OF PORTFOLIO INFORMATION            DISCLOSURE FREQUENCY                           POLICY
---------------------------------------   ---------------------------   ------------------------------------------------
FULL PORTFOLIO HOLDINGS

   Non-Money Market Funds                 Quarterly (Calendar)          -    Non-money market fund portfolio holdings
                                          (30 days after quarter end)        (other than Funds sub-advised by INTECH)
                                                                             shall generally be publicly available 30
                                                                             DAYS after the end of a calendar quarter.

                                                                        -    The portfolio holdings shall not include
                                                                             derivatives and short positions.

   Funds sub-advised by:
   INTECH Investment Management LLC       Quarterly (Calendar)          -    Full holdings of Funds sub-advised by
   ("INTECH")                             (60 days after quarter end)        INTECH shall generally be publicly
                                                                             available 60 DAYS after the end of a
                                                                             calendar quarter

                                                                        -    Holdings shall be listed in alphabetical
                                                                             order.

                                                                        -    Holdings shall not include the number of
                                                                             shares or individual percentage weightings.

                                                                        -    The portfolio holdings shall not include
                                                                             derivatives and short positions.

   Money Market Funds                     Monthly                       -    Money market fund portfolio holdings as of
                                          (5 days after month end)           month-end shall be posted on Janus website
                                                                             5 DAYS after the end of a month.

                                                                        -    Money market fund portfolio holdings must
                                                                             be maintained on the Janus website for at
                                                                             least six months after posting.

     TYPE OF PORTFOLIO INFORMATION            DISCLOSURE FREQUENCY                           POLICY
---------------------------------------   ---------------------------   ------------------------------------------------
TOP 10 HOLDINGS                           Monthly                       -    The top 10 portfolio holdings of each Fund
                                          (15 days after month end)          (except for Funds sub-advised by INTECH and
                                                                             "concentrated funds" as described below)
                                          Quarterly (Calendar)               shall generally be publicly available 15
                                          (15 days after quarter end)        DAYS after the end of a month or calendar
                                                                             quarter.

                                                                        -    The top 10 portfolio holdings shall be in
                                                                             order of position size with percentages and
                                                                             as a total percentage of the total
                                                                             portfolio that the top 10 holdings
                                                                             comprise, excluding derivatives and short
                                                                             positions.

                                                                        -    For "concentrated funds" (as described
                                                                             below), the top 10 portfolio holdings
                                                                             cannot be distributed.

TOP 10 HOLDINGS                           Monthly                       -    The top 10 portfolio holdings of Funds
                                          (15 days after month end)          sub-advised by INTECH shall generally be
Funds sub-advised by:                                                        publicly available 15 DAYS after the end of
INTECH                                    Quarterly (Calendar)               a calendar quarter or 15 DAYS after month
                                          (15 days after quarter end)        end.

                                                                        -    The top 10 portfolio holdings shall be in
                                                                             alphabetical order and may only reflect the
                                                                             total percentage (as a group) of the total
                                                                             portfolio.

                                                                        -    The 10 holdings shall not include the
                                                                             number of shares or individual percentage
                                                                             weightings.

                                                                        -    The top 10 holdings shall not include
                                                                             derivatives and short positions.

TOP 5 HOLDINGS                            Monthly                       -    The top 5 portfolio holdings of
                                          (15 days after month end)          "concentrated funds" shall generally be
                                                                             publicly available 15 DAYS after the end of
                                          Quarterly(Calendar)                a month and 15 DAYS after the end of a
                                          (15 days after quarter end)        calendar quarter.

                                                                        -    The following Funds are considered
                                                                             "concentrated funds":

     TYPE OF PORTFOLIO INFORMATION            DISCLOSURE FREQUENCY                           POLICY
---------------------------------------   ---------------------------   ------------------------------------------------
                                                                             JIF:
                                                                                  Janus Twenty Fund
                                                                                  Janus Forty Fund
                                                                                  Janus Orion Fund
                                                                                  Janus Global Real Estate Fund
                                                                                  Janus Global Technology Fund
                                                                                  Janus Global Life Sciences Fund
                                                                                  International Forty Fund

                                                                             JAS:
                                                                                  Forty Portfolio
                                                                                  Global Technology Portfolio
                                                                                  Global Life Sciences Portfolio

                                                                        -    The top 5 portfolio holdings shall not
                                                                             include derivatives and short positions.

                                                                        -    The top 5 portfolio holdings shall be in
                                                                             order of position size and as a percentage
                                                                             of the total portfolio.

TOP 5 / BOTTOM 5 PERFORMANCE
CONTRIBUTORS-DETRACTORS                   Monthly                       -    The top 5/bottom 5 performance contributors
                                          (15 days after month end)          and detractors of each Fund shall generally
                                                                             be publicly available 15 DAYS after the end
                                          Quarterly (Calendar)               of a month and 15 days after the end of a
                                          (15 day after quarter end)         calendar quarter.

                                                                        -    The top 5/bottom 5 contributors and
                                                                             detractors to the Fund performance shall be
                                                                             in alphabetical order without percentage of
                                                                             the total portfolio.

SECURITY BREAKDOWNS
                                          Monthly                       -    Security breakdowns (e.g., industry,
PERFORMANCE ATTRIBUTION INFORMATION AND   (15 days after month end)          sector, regional, market capitalization and
STATISTICS                                                                   asset allocation) and portfolio level
                                          Quarterly (Calendar)               performance attribution information and
                                          (15 days after quarter end)        statistics shall generally be publicly
                                                                             available 15 DAYS after the end of a month
                                                                             and 15 DAYS after the end of a calendar
                                                                             quarter.

                                                                        -    Performance attribution information and
                                                                             statistics shall only be made available
                                                                             upon request.

     TYPE OF PORTFOLIO INFORMATION            DISCLOSURE FREQUENCY                           POLICY
---------------------------------------   ---------------------------   ------------------------------------------------
SECURITY BREAKDOWNS                       Monthly                       -    Security breakdowns (e.g., industry,
                                          (30 days after month end)          sector, regional, market capitalization and
PERFORMANCE ATTRIBUTION INFORMATION AND                                      asset allocation) and portfolio level
STATISTICS                                Quarterly (Calendar)               performance attribution information and
                                          (15 days after quarter end)        statistics shall generally be publicly
Funds sub-advised by:                                                        available 30 DAYS after the end of a month
INTECH                                                                       and 15 DAYS after the end of a calendar
                                                                             quarter.

                                                                        -    Performance attribution information and
                                                                             statistics shall only be made available
                                                                             upon request.

                                                                        -    Security breakdowns, portfolio level
                                                                             performance attribution information and
                                                                             statistics shall include high-level returns
                                                                             only (no individual securities' performance
                                                                             or statistics may be provided).

PRIOR PERIODS' FULL HOLDINGS
                                          Monthly                       -    Full holding may be disclosed monthly, upon
For All Funds  except for Funds           (Upon request- after most          request, for periods prior to previous
sub-advised by INTECH                     recent calendar quarter's          calendar quarter-end. Prior holdings cannot
                                          full holdings have been            be disclosed until after the most recent
                                          publicly disclosed)                quarter-end's full portfolio holdings have
                                                                             been publicly disclosed. The most recent
                                                                             full portfolio holdings are publicly
                                                                             available 30 DAYS after the end of a
                                                                             calendar quarter, as noted above.

                                                                        -    Prior periods full holdings shall only be
                                                                             made available upon request and may only be
                                                                             disclosed pursuant to the terms of a
                                                                             written confidentiality agreement.

                                                                             For example, on January 30, 2010, full
                                                                             holdings are posted for the quarter-ended
                                                                             December 31, 2009. Monthly full holdings
                                                                             may be distributed, upon request and with a
                                                                             written confidentiality agreement, for each
                                                                             month prior to the previous quarter-end,

     TYPE OF PORTFOLIO INFORMATION            DISCLOSURE FREQUENCY                           POLICY
---------------------------------------   ---------------------------   ------------------------------------------------
                                                                             September 30, 2009.

                                                                        -    Full holdings cannot be disclosed on a
                                                                             monthly basis for the period between the
                                                                             most recent calendar quarter-end and the
                                                                             prior quarter-end.

          D. PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS ON JANUS' WEBSITE

          Janus Capital generally posts on its website(s) a complete list of the equity and debt securities (excluding cash investments, derivatives, short positions, and other investment positions) held by each Fund and the percentage weighting of each security on a periodic basis in accordance with the Policies and Procedures. Janus Capital may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the Fund(s).

               1. Non-Money Market Funds- Full holdings and top 5/10 holdings for Non-Money Market Funds are generally posted on Janus Capital's website(s) approximately two days after the end of the applicable lag period. Full portfolio holdings will remain available at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current (i.e. normally at least the prior two fiscal quarters). Top 5/10 holdings and security breakdown will remain available on Janus Capital's website(s) until the following month's corresponding information is posted.

               2. Money Market Funds- Monthly portfolio holdings will be posted on Janus Capital's website(s) 5 days after month-end and shall remain available on Janus Capital's website(s) at least six months after posting.

III. DISCLOSURE OF NON-PUBLIC PORTFOLIO HOLDINGS

     Release of a Fund's portfolio holdings prior to becoming publicly available is only allowed if limited exceptions contained in this Policy are satisfied. In some instances pre-approval by the Chief Compliance Officer of the Funds (the "Chief Compliance Officer") or Janus Capital's Ethics Committee is required. The following paragraphs describe the circumstances under which non-public portfolio holdings information for a Fund may be released and the categories of entities or persons that may receive such information, including whether or not such receipt is subject to pre-approval by the Chief Compliance Officer or Janus Capital's Ethics Committee. In all cases, disclosure of portfolio holdings shall be subject to monitoring and reporting as described in Section V below.

          A. PRE-APPROVAL REQUIRED

          The following describes circumstances in which non-public portfolio holdings information of a Fund may be disclosed for legitimate business purposes to individuals and/or entities and which require pre-approval by the Chief Compliance Officer or Janus Capital's Ethics Committee. Disclosure of non-public portfolio holdings to parties described below shall be subject to a written agreement (as described in Section IV) imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information.

          1. Secondary Service Providers. A Fund's non-public portfolio holdings may be disclosed to parties that provide services to Janus Capital, Janus Capital affiliates and/or the Funds. Such entities and persons include, but are not limited to rating and ranking organizations, lenders, and trade execution measurement systems providers, independent pricing services, proxy voting services, the Funds' insurers and computer systems service providers.

          2. Consultants and Others. A Fund's non-public portfolio holdings may be disclosed to consultants, data aggregators, and asset allocation services which calculate information derived from holdings either for use by Janus Capital or by firms that supply their analyses (but not the holdings themselves) to their clients.

          3. Other Transactions. A Fund's non-public portfolio holdings may be disclosed to certain parties in certain transactions such as mergers and acquisitions of a Fund and redemptions in kind and to newly hired investment advisers prior to the time they commence duties to a Fund.

          B. PRE-APPROVAL NOT REQUIRED

          The following describes circumstances in which non-public portfolio holdings information of a Fund may be disclosed to individuals and/or entities and which do not require pre-approval by the Chief Compliance Officer or Janus Capital's Ethics Committee:

          1. Regulatory, Administrative and Judicial Requirements. A Fund's non-public portfolio holdings may be disclosed in accordance with applicable securities law requirements, such as periodic disclosure in filings with the SEC. Janus Capital may also disclose non-public portfolio holdings in response to requests from state or federal regulators, to comply with valid subpoenas or to otherwise comply with applicable law, whether or not such disclosures are required by law.

          2. Critical Service Providers. A Fund's non-public portfolio holdings may be disclosed for legitimate business purposes to certain persons, including, but not limited to: (a) persons who are subject to the Janus Capital Ethics Rules (such as Janus Capital personnel); (b) investment advisers, distributors, administrators, transfer agents and custodians to a Fund; and (c) accounting firms, auditing firms, or legal counsel retained by Janus Capital, a Janus Capital affiliate, a Fund or the Funds' Trustees. Disclosure of portfolio holdings pursuant to this sub-section shall be subject to such persons' legal duty of confidentiality and legal duty not to trade on the basis of any material non-public information as such duties are imposed by the Janus Ethics Rules, by written agreement, or under applicable laws, rules and regulations. If such a duty exist, a separate written agreement may not be required.

          3. Broker-Dealers. Non-public portfolio holdings information and other investment positions of a Fund may be provided to broker-dealers in connection with such broker-dealers' trading of the Funds' securities on the Funds' behalf.

IV. FORM OF CONFIDENTIALITY AGREEMENT

     Any confidentiality agreements required or deemed appropriate pursuant to these Policies and Procedures should generally include provisions to the effect that:

     A. portfolio holdings are the confidential property of a Fund (and its service provider, as applicable) and may not be shared or used directly or indirectly for any purpose, including trading in Fund shares, except as provided in the confidentiality agreement;

     B. the recipient of the portfolio holdings agrees to limit access to the portfolio information to its employees and agents who, on a need to know basis, are: (i) authorized to have access to the portfolio holdings; and (ii) subject to confidentiality obligations, including duties not to trade on nonpublic information; and

     C. upon request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.

V. MONITORING AND REPORTING

          A. MONITORING.

          The Chief Compliance Officer or designee shall monitor a list of parties authorized to receive non-public portfolio holdings. The list shall be updated any time an agreement is entered into with a client to permit non-public portfolio holdings disclosure. On a periodic basis, the Chief Compliance Officer or his designee shall monitor appropriate business practices as deemed necessary to determine compliance with these Policies and Procedures. The Chief Compliance Officer shall request certifications from service providers as deemed necessary to determine compliance with these Policies and Procedures.

          B. REPORTING.

          Any potential exceptions to, or violations of, these Policies and Procedures shall be promptly reported to the Chief Compliance Officer. If the Chief Compliance Officer deems that such matter constitutes a "material compliance matter" within the meaning of Rule 38a-1 under the 1940 Act, he shall report the matter to the Trusts' Boards of Trustees in accordance with Rule 38a-1.

          C. AMENDMENTS.

          Any changes to these Policies and Procedures shall be approved by the Janus Capital Ethics Committee and material changes shall be approved by the Trusts' Boards of Trustees.

          D. WAIVERS AND EXCEPTIONS

          The Janus Chief Investment Officer(s), or their delegates, shall have the authority to waive one or more provisions of, or make exceptions to, these Policies and Procedures only under extraordinary circumstances, when in the best interest of the Funds and when such waiver or exception is consistent with the antifraud provisions of the federal securities laws and applicable fiduciary duties. All waivers and exceptions involving any of the Funds shall be (i) pre-approved by the Chief Compliance Officer or a designee, and (ii) disclosed to the Trusts' Board of Trustees via e-mail (or any Trustee-approved means of communication ) as soon as practicable after the pre-approval has been provided. The Chief Compliance Officer shall provide a written report to the Trustees detailing the reasons for granting such pre-approval no later than the next regularly scheduled quarterly meeting of the Board of the Trusts.

          E. RECORDS.

          Janus Capital shall maintain and preserve in an easily accessible place a copy of these Policies and Procedures (and any amendments thereto) and documentation supporting their implementation for a period of six years.

VI. COMPENSATION

     No Fund, affiliate or any other party shall receive compensation or other consideration for disclosing a Fund's portfolio holdings.

REVISION DATES:

December 31, 2003
March 21, 2005
July 1, 2005
August 3, 2005
September 20, 2005
December 6, 2005
March 14, 2006
October 6, 2006
December 14, 2007
June 20, 2008
October 2, 2008
November 24, 2008
January 1, 2009
July 6, 2009
March 11, 2010

                                   SCHEDULE A

                                 FILING SCHEDULE

ENTITY           FILING TYPE                 SEC FILING DEADLINE   HOLDINGS "AS OF" DATE
------           -------------------------   -------------------   ----------------------------
JAS
                 Form N-Q  (first quarter)   May 30                March 31
                 Semi-Annual Report          August 29             June 30
                 Form N-Q  (third quarter)   November 29           September 30
                 Annual Report               March 1               December 31(fiscal year end)
JIF (FYE 6/30)
                 Form N-Q  (first quarter)   November 29           September 30
                 Semi-Annual Report          March 1               December 31
                 Form N-Q  (third quarter)   May 30                March 31
                 Annual Report               August 29             June 30
JIF (FYE 9/30)
                 Form N-Q (first quarter)    March 1               December 31
                 Semi-Annual Report          May 30                March 31
                 Form N-Q (third quarter)    August 29             June 30
                 Annual Report               November 30           September 30